UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2007
Rockville Financial, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT		06066

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 8.01. Other Events
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Departure of a Director
Ms. Betty R. Sullivan., Chairman of the Registrant’s Board of Directors, retired in accordance with the Registrant’s Bylaws on April 30,
2007 at the Registrant’s 2007 Annual Meeting of Shareholders. The Bylaws provide that no person age 70 or older is eligible for election or re-election as a Director. Ms. Sullivan has reached the age at which she was ineligible for re-election at the Annual Meeting.
Item 8.01. Other Events.
At its 2007 Annual Meeting of Shareholders on April 30, 2007, four individuals were newly elected to the Registrant’s Board of Directors. Pamela J. Guenard, Joseph F. Jeamel, Jr., Rosemarie Novello Papa, and Richard M. Tkacz were elected to the Company’s Board of Directors, as well as to the Boards of Directors of Rockville Financial MHC, Inc. and Rockville Bank.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2007	ROCKVILLE FINANCIAL, INC. Registrant

	By:	/s/ Gregory A. White Gregory A. White
Senior Vice President/
Chief Financial Officer